EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 29, 2003, accompanying the financial statements included in the Annual Report of Proginet Corporation on Form 10-KSB for the fiscal year ended July 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Proginet Corporation on Form S-8 (File No. 33-71068) effective October 5, 2001.



BDO SEIDMAN LLP


Melville, New York
October 1, 2003



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